Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 14, 2022, included in the Post-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-258467) and related Prospectus of Sema4 Holdings Corp. for the registration of its Class A common stock and warrants.

/s/ Ernst & Young LLP

New York, NY
March 21, 2022